UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2017 (June 1, 2017)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, the Company entered into a registered direct offering with certain institutional investors, which closed on September 6, 2016, and included Common Stock Purchase Warrants exercisable for five years following the six month anniversary of their issuance at $2.00 per share (the “Offered Warrants”).

On June 1, 2017, the Company entered into agreements (the “Agreements”) with certain holders (the “Holders”) of the Offered Warrants, pursuant to which the Holders are exercising their Offered Warrants to purchase an aggregate of 2,370,000 shares of Common Stock. It is anticipated that the remaining 130,000 Offered Warrants will be exercised on the same terms. In consideration, the Company agreed to reduce the exercise price of the Offered Warrants to $0.50 per share, for gross proceeds of approximately $1,185,000, and agreed to issue new Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase up to 2,370,000 shares of Common Stock at an exercise price of $0.60 per share (subject to customary adjustments such as for stock splits and dividends), with an exercise period commencing six months after issuance and ending on March 6, 2022, and new Series B Common Stock Purchase Warrants (the “Series B Warrants” and, along with the Series A Warrants, the “New Warrants”) to purchase up to 7,584,000 shares of Common Stock at an exercise price of $0.60 per share (subject to customary adjustments such as for stock splits and dividends), with an exercise period of three months, commencing six months after issuance. The New Warrants have cashless exercise provisions in the event that there is not an effective registration statement covering the resale of the shares issuable upon exercise of the New Warrants when they are exercisable (commencing in six months). To the extent that the balance of 130,000 Offered Warrants are exercised, additional proceeds of up to $65,000 will be received by the Company and additional New Warrants will be issued.

The Company plans to use the proceeds of the exercise of the Warrants for operating and administrative, manufacturing and research and development expenses and working capital.

In connection with this private placement, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its placement agent. The Company has agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate proceeds from the private placement, 1% management fee and $25,000 for non-accountable expenses. In addition, the Company will issue the Placement Agent warrants to purchase up to 107,759 shares of common stock at an exercise price of 0.625 per share, with an exercise period of five years, commencing six months after issuance.

The foregoing summaries of the terms of the Agreements and the New Warrants, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the New Warrants by the Company and the Compensation Warrant to the Placement Agent and the shares of Common Stock issuable upon exercise of the New Warrants and the Compensation Warrant is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

10.1	Form of Agreement between the Company and the Warrant holders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

June 1, 2017	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO